UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     December 20, 2002

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0243150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 5.

On December 20, 2002, Brown-Forman Corporation issued a press release announcing the resignation by Jerry E. Abramson from the company's board of directors, effective today. A copy of Brown-Forman Corporation's press release is attached hereto as Exhibit 99.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Brown-Forman Corporation
                                            (Registrant)


Date:   December 20, 2002                 By:  /s/ Michael B. Crutcher
                                                Michael B. Crutcher
                                                Senior Vice President,
                                                General Counsel, and Secretary



Exhibit Index
(99)  Press Release, dated December 20, 2002, issued by Brown-Forman Corporation


                                                                   Exhibit 99

FOR IMMEDIATE RELEASE

MAYOR-ELECT JERRY ABRAMSON STEPS DOWN FROM BROWN-FORMAN BOARD

Louisville, KY, December 20, 2002- Brown-Forman Chairman and CEO Owsley Brown II announced today that Jerry E. Abramson, mayor-elect of the new Louisville Metro Government, has resigned from the company's Board of Directors, effective today.

In making the announcement, Brown said, "Mayor-elect Abramson has been an exceptionally valuable member of our Board for the last four years and while we are sorry to lose him, we're proud that our community has chosen him to be the leader of our new merged city-county government."

Abramson stated, "I have enjoyed immensely serving on the Board of Directors of this fine Louisville-based company, but believe that it would be inappropriate to continue that service when I assume public office."

Abramson, who takes office January 6, was mayor of the former Louisville city government from 1986 to 1999, after which he joined Brown-Forman's Board.

The departure of Abramson reduces the number of Brown-Forman's Directors to eleven from twelve.

Brown-Forman is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Fetzer and Bolla Wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware giftware, and Hartmann Luggage.